Exhibit 99.1

Strategic Education, Inc. Reports Fourth Quarter 2019 Results; Continued Strong Performance at Both Strayer University and Capella University to Finish Record 2019

HERNDON, Va.--(BUSINESS WIRE)--February 28, 2020--Strategic Education, Inc. (SEI) (NASDAQ: STRA) today announced financial results for the period ended December 31, 2019.

Karl McDonnell, Chief Executive Officer of SEI said, “We are very pleased with the organization’s execution to deliver record results in 2019, our first full year as a combined company since closing the merger with Capella Education Company. This strong performance provides us with a solid foundation and momentum to drive growth in 2020 as we remain focused on delivering academic success and long-term economic mobility for our students and alumni.”

STRATEGIC EDUCATION, INC. CONSOLIDATED RESULTS

[Note: Strategic Education, Inc.’s financial results for any periods ended prior to August 1, 2018 do not include the financial results of Capella Education Company and are therefore not directly comparable.]

Three Months Ended December 31

  Revenue increased 9.0% to $263.8 million compared to $242.1 million for the same period in 2018. Revenue in 2018 included the impact of a purchase accounting adjustment of $2.5 million to reflect Capella University contract liabilities at fair value. Adjusted revenue, which is a non-GAAP financial measure and excludes the aforementioned contract liabilities adjustment, increased 7.8% to $263.8 million compared to $244.6 million for the same period in 2018. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $37.2 million or 14.1% of revenue, compared to $18.9 million or 7.8% of revenue for the same period in 2018. Income from operations in 2019 includes $15.4 million of amortization expense related to assets acquired in the merger with Capella Education Company and $10.2 million in costs associated with the merger with Capella Education Company. Income from operations in 2018 included the impact of the aforementioned contract liabilities adjustment, $15.4 million of amortization expense related to assets acquired in the merger with Capella Education Company, $8.0 million in costs associated with the merger with Capella Education Company, a $0.3 million noncash charge resulting from the impairment of intangible assets associated with The New York Code + Design Academy, and a $0.3 million noncash charge related to the Company’s reserve for leases on facilities no longer in use. Adjusted income from operations was $62.9 million in 2019 compared to $45.4 million for the same period in 2018. The adjusted operating income margin was 23.8% compared to 18.6% for the same period in 2018.
  Net income, which includes the items described above, and also includes income from partnership interests and other investments, and certain discrete tax adjustments, was $28.5 million in 2019 compared to $22.5 million for the same period in 2018. Adjusted net income was $47.0 million compared to $34.4 million for the same period in 2018.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $63.2 million in 2019 compared to $44.3 million in 2018. Adjusted EBITDA was $76.5 million compared to $59.2 million for the same period in 2018.
  Diluted earnings per share was $1.29 compared to $1.02 for the same period in 2018. Adjusted diluted earnings per share increased to $2.13 from $1.56 for the same period in 2018. Diluted weighted average shares outstanding increased to 22,101,000 from 22,033,000 for the same period in 2018.

Year Ended December 31

  Revenue increased 57.2% to $997.1 million compared to $634.2 million in 2018. Revenue in 2018 included the impact of a purchase accounting adjustment of $28.7 million to reflect Capella University contract liabilities at fair value. Adjusted revenue, which is a non-GAAP financial measure and excludes the aforementioned contract liabilities adjustment, increased 50.4% to $997.1 million compared to $662.9 million in 2018. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $110.5 million or 11.1% of revenue, compared to a loss from operations of $22.7 million in 2018. Income from operations in 2019 includes $61.7 million of amortization expense related to assets acquired in the merger with Capella Education Company and $21.9 million in costs associated with the merger with Capella Education Company. Loss from operations in 2018 included the impact of the aforementioned contract liabilities adjustment, $25.7 million of amortization expense related to assets acquired in the merger with Capella Education Company, $45.7 million in costs associated with the merger with Capella Education Company, $19.6 million in noncash charges resulting from the impairment of goodwill and intangible assets associated with The New York Code + Design Academy, and a $0.3 million noncash charge related to the Company’s reserve for leases on facilities no longer in use. Adjusted income from operations was $194.1 million in 2019 compared to $97.4 million in 2018. The adjusted operating income margin was 19.5% compared to 14.7% in 2018.
  Net income, which includes the items described above, and also includes income from partnership interests and other investments, and certain discrete tax adjustments, was $81.1 million in 2019 compared to a net loss of $15.7 million in 2018. Adjusted net income was $147.3 million compared to adjusted net income of $75.1 million in 2018.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $215.4 million in 2019 compared to $31.8 million in 2018. Adjusted EBITDA was $248.7 million compared to $139.7 million in 2018.
  Diluted earnings per share was $3.67 compared to a loss per share of $1.03 in 2018. Adjusted diluted earnings per share increased to $6.67 from $4.75 in 2018. Diluted weighted average shares outstanding increased to 22,097,000 from 15,801,000 in 2018 due primarily to the timing of new shares issued to facilitate the merger with Capella Education Company.

Strayer University Segment Highlights

  For the fourth quarter, student enrollment at Strayer University increased 10% to 57,538 compared to 52,447 for the same period in 2018. New student enrollment for the period increased 3% and continuing student enrollment for the period increased 12%. Full-year 2019 student enrollment at Strayer University increased 11% and new student enrollment increased 7% compared to 2018.
  Revenue increased 11.6% to $142.2 million in the fourth quarter of 2019 compared to $127.5 million for the same period in 2018, driven by higher fourth quarter enrollment and revenue-per-student.
  Income from operations increased to $37.9 million in the fourth quarter of 2019 from $24.0 million for the same period in 2018. The operating income margin was 26.6%, compared to 18.8% for the same period in 2018.
  During the fourth quarter of 2019, Strayer University opened a new campus in Tallahassee, Florida, for a total of five new campuses opened in 2019. The University is planning to open four to six additional campuses, pending regulatory approval, in 2020.

Capella University Segment Highlights

  For the fourth quarter, student enrollment at Capella University increased 2% to 39,220 compared to 38,409 for the same period in 2018. New student enrollment for the period increased 7% and continuing student enrollment for the period increased 1%. Full-year 2019 student enrollment at Capella University increased 2% and new student enrollment increased 9% compared to 2018.
  FlexPath continued to be a significant driver of new and total enrollment growth in the fourth quarter of 2019, and is 34% of Capella University’s bachelor’s and master’s degrees total enrollment. Capella University has also received approval from the Higher Learning Commission to offer its Doctor of Nursing Practice program via the FlexPath learning format, with students able to start classes in the second half of 2020. The program is pending approval from the U.S. Department of Education to offer federal financial aid to its students.
  Revenue was $117.9 million in the fourth quarter of 2019 compared to revenue of $111.1 million, or adjusted revenue of $113.7 million excluding the impact of a purchase accounting adjustment of $2.5 million to reflect Capella University contract liabilities at fair value, for the same period in 2018. The increase was driven by higher enrollment and higher revenue-per-learner.
  Income from operations was $25.1 million or 21.3% of revenue in the fourth quarter of 2019 compared to income from operations of $20.7 million or 18.6% of revenue, or adjusted income from operations of $23.2 million or 20.4% of revenue, for the same period in 2018.
  The Company opened the first Capella University Campus Center in Atlanta, Georgia in 2019, and is planning to open four to six additional Campus Centers, pending regulatory approval, in 2020.

Non-Degree Programs Segment Highlights

  For the fourth quarter, revenue increased to $3.6 million from $3.5 million for the same period in 2018.
  Loss from operations was $0.1 million in the fourth quarter of 2019 compared to a loss from operations of $1.8 million in the same period in 2018.

BALANCE SHEET AND CASH FLOW

At December 31, 2019, Strategic Education, Inc. had cash, cash equivalents, and marketable securities of $491.2 million, and no debt. Cash provided by operations in 2019 was $202.1 million compared to cash provided by operations of $46.9 million in 2018. Capital expenditures for 2019 were $38.7 million compared to $27.5 million in 2018. Capital expenditures for 2020 are expected to be between $40 million and $45 million.

For the fourth quarter of 2019, consolidated bad debt expense as a percentage of revenue was 5.0%, compared to 6.1% of revenue for the same period in 2018.

COMMON STOCK CASH DIVIDEND

SEI announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on March 16, 2020 to shareholders of record as of March 9, 2020.

CONFERENCE CALL WITH MANAGEMENT

SEI will host a conference call to discuss its fourth quarter 2019 earnings results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section prior to the start time of the call. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About SEI

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to enabling economic mobility with education. We serve working adult students through a range of educational opportunities that include: Strayer University and Capella University (separate institutions that are each regionally accredited), which collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs; a Top-25 Princeton Review-ranked online MBA program through the Jack Welch Management Institute at Strayer University; self-paced courses for college credit through Sophia; customized degrees for corporations through Degrees@Work; and non-degree web and mobile application development courses through DevMountain, Generation Code, and Hackbright Academy. These programs help our students prepare for success in today’s jobs and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance of SEI; SEI’s plans, strategies and prospects; and future events and expectations. The statements are based on SEI’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  SEI’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  the pace of growth of student enrollment;
  competitive factors;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions;
  risks relating to the timing of regulatory approvals;
  SEI’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of SEI’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in SEI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond SEI’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to SEI on the date they are made, and SEI undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2019	2018	2019
Revenues	$242,103	$263,772	$634,185	$997,137
Costs and expenses:
Instructional and support costs	130,712	133,323	371,542	530,604
General and administration	68,541	67,595	194,035	272,411
Amortization of intangible assets	15,416	15,416	25,694	61,667
Merger and integration costs	7,954	10,225	45,745	21,923
Fair value adjustments and impairment of intangible assets	605	—	19,909	—
Total costs and expenses	223,228	226,559	656,925	886,605
Income (loss) from operations	18,875	37,213	(22,740)	110,532
Other income	1,755	2,497	3,601	13,192
Income (loss) before income taxes	20,630	39,710	(19,139)	123,724
Provision (benefit) for income taxes	(1,825)	11,173	(3,468)	42,586
Net income (loss)	$22,455	$28,537	$(15,671)	$81,138
Earnings (loss) per share:
Basic	$1.05	$1.31	$(1.03)	$3.73
Diluted	$1.02	$1.29	$(1.03)	$3.67
Weighted average shares outstanding:
Basic	21,335	21,817	15,190	21,725
Diluted	22,033	22,101	15,190	22,097

Cash dividend declared per share	$0.50	$0.60	$1.50	$2.10

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2018	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$311,732	$419,693
Marketable securities	37,121	34,874
Tuition receivable, net	55,694	51,523
Other current assets	15,814	18,004
Total current assets	420,361	524,094
Property and equipment, net	122,677	117,029
Right-of-use lease assets	—	84,778
Marketable securities, non-current	37,678	36,633
Intangible assets, net	328,344	273,011
Goodwill	732,540	732,075
Other assets	19,429	21,788
Total assets	$1,661,029	$1,789,408

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$85,979	$90,828
Income taxes payable	419	1,352
Contract liabilities	38,733	39,284
Lease liabilities	—	25,284
Total current liabilities	125,131	156,748
Deferred income tax liabilities	59,358	47,942
Lease liabilities, non-current	—	80,557
Other long-term liabilities	51,316	41,451
Total liabilities	235,805	326,698
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 21,743,498 and 21,964,809 shares issued and outstanding at December 31, 2018 and 2019, respectively	217	220
Additional paid-in capital	1,306,653	1,309,438
Accumulated other comprehensive income	32	233
Retained earnings	118,322	152,819
Total stockholders’ equity	1,425,224	1,462,710
Total liabilities and stockholders’ equity	$1,661,029	$1,789,408

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year Ended December 31,
	2018	2019
Cash flows from operating activities:
Net income (loss)	$(15,671)	$81,138
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	292	333
Amortization of investment discount/premium	298	296
Depreciation and amortization	54,543	104,861
Deferred income taxes	(16,322)	(8,037)
Stock-based compensation	15,532	12,160
Fair value adjustments and impairment of intangible assets	19,909	—
Impairment of right-of-use lease assets	—	6,046
Changes in assets and liabilities:
Tuition receivable, net	7,880	1,770
Other current assets	3,768	(1,589)
Other assets	(135)	(540)
Accounts payable and accrued expenses	1,140	245
Income taxes payable	(516)	1,198
Contract liabilities	(19,329)	7,716
Other long-term liabilities	(4,522)	(3,451)
Net cash provided by operating activities	46,867	202,146

Cash flows from investing activities:
Net cash acquired in acquisition	167,859	—
Purchases of property and equipment	(27,547)	(38,689)
Purchases of marketable securities	(25,304)	(40,481)
Maturities of marketable securities	16,367	43,762
Other investments	(1,238)	(2,658)
Net cash provided by (used in) investing activities	130,137	(38,066)

Cash flows from financing activities:
Common dividends paid	(27,842)	(46,625)
Net payments for stock awards	7,789	(9,195)
Payment of deferred financing costs	(1,162)	—
Net cash used in financing activities	(21,215)	(55,820)
Net increase in cash, cash equivalents, and restricted cash	155,789	108,260
Cash, cash equivalents, and restricted cash — beginning of period	156,448	312,237
Cash, cash equivalents, and restricted cash — end of period	$312,237	$420,497
Noncash transactions:
Purchases of property and equipment included in accounts payable	$1,029	$3,406

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2019	2018	2019
Revenues:
Strayer University	$127,461	$142,226	$471,104	$527,032
Capella University	111,126	117,902	154,918	455,320
Non-Degree Programs	3,516	3,644	8,163	14,785
Consolidated revenues	$242,103	$263,772	$634,185	$997,137
Income (loss) from operations:
Strayer University	$23,974	$37,864	$68,188	$106,132
Capella University	20,666	25,063	6,340	88,981
Non-Degree Programs	(1,790)	(73)	(5,920)	(991)
Amortization of intangible assets	(15,416)	(15,416)	(25,694)	(61,667)
Merger and integration costs	(7,954)	(10,225)	(45,745)	(21,923)
Fair value adjustments and impairment of intangible assets	(605)	—	(19,909)	—
Consolidated income (loss) from operations	$18,875	$37,213	$(22,740)	$110,532

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, income from operations, operating margin, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. These measures are Adjusted Revenue, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record Capella University contract liabilities at fair value as a result of the Company’s merger with Capella Education Company, (2) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company, (3) transaction and integration costs associated with the Company’s merger with Capella Education Company, (4) goodwill and intangible asset impairment charges related to the Company’s acquisition of The New York Code + Design Academy, and adjustments to the Company’s reserve for leases on facilities no longer in use, (5) income recognized from the Company’s investments in partnership interests and other investments, and (6) discrete tax adjustments utilizing adjusted effective income tax rates of 27.1% and 28.0% for the three months ended December 31, 2018 and 2019, respectively, and adjusted effective income tax rates of 25.6% and 27.8% for the twelve months ended December 31, 2018 and 2019, respectively. We define EBITDA as net income before the provision for income taxes, other income, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude the amounts in (1), (3) and (4) above, stock-based compensation expense, and adjustments to the value of purchase consideration related to the Company’s acquisition of The New York Code + Design Academy. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED INCOME FROM OPERATIONS, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the Three Months Ended December 31, 2018
		Non-GAAP adjustments
	As Reported (GAAP)	Contract liability adjustment (1)	Amortization of intangible assets(2)	Merger and integration costs(3)	Fair value adjustments and impairment of intangible assets(4)	Income from other investments(5)	Tax adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$242,103	$2,534	$—	$—	$—	$—	$—	$244,637
Income from operations	$18,875	$2,534	$15,416	$7,954	$605	$—	$—	$45,384
Operating margin	7.8%							18.6%
Net income	$22,455	$2,534	$15,416	$7,954	$605	$—	$(14,600)	$34,364
Earnings per share:
Diluted	$1.02							$1.56
Weighted average shares outstanding:
Diluted	22,033							22,033
		For the Three Months Ended December 31, 2019
		Non-GAAP adjustments
	As Reported (GAAP)	Contract liability adjustment (1)	Amortization of intangible assets(2)	Merger and integration costs(3)	Fair value adjustments and impairment of intangible assets(4)	Income from other investments(5)	Tax adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$263,772	$—	$—	$—	$—	$—	$—	$263,772
Income from operations	$37,213	$—	$15,416	$10,225	$—	$—	$—	$62,854
Operating margin	14.1%							23.8%
Net income	$28,537	$—	$15,416	$10,225	$—	$(112)	$(7,094)	$46,972
Earnings per share:
Diluted	$1.29							$2.13
Weighted average shares outstanding:
Diluted	22,101							22,101

		For the Twelve Months Ended December 31, 2018
		Non-GAAP adjustments
	As Reported (GAAP)	Contract liability adjustment (1)	Amortization of intangible assets(2)	Merger and integration costs(3)	Fair value adjustments and impairment of intangible assets(4)	Income from other investments(5)	Tax adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$634,185	$28,748	$—	$—	$—	$—	$—	$662,933
Income from operations	$(22,740)	$28,748	$25,694	$45,745	$19,909	$—	$—	$97,356
Operating margin	-3.6%							14.7%
Net income	$(15,671)	$28,748	$25,694	$45,745	$19,909	$—	$(29,348)	$75,077
Earnings per share:
Diluted	$(1.03)							$4.75
Weighted average shares outstanding:
Diluted	15,190							15,801
		For the Twelve Months Ended December 31, 2019
		Non-GAAP adjustments
	As Reported (GAAP)	Contract liability adjustment (1)	Amortization of intangible assets(2)	Merger and integration costs(3)	Fair value adjustments and impairment of intangible assets(4)	Income from other investments(5)	Tax adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$997,137	$—	$—	$—	$—	$—	$—	$997,137
Income from operations	$110,532	$—	$61,667	$21,923	$—	$—	$—	$194,122
Operating margin	11.1%							19.5%
Net income	$81,138	$—	$61,667	$21,923	$—	$(3,446)	$(14,001)	$147,281
Earnings per share:
Diluted	$3.67							$6.67
Weighted average shares outstanding:
Diluted	22,097							22,097
(1)	Reflects a purchase accounting adjustment to record Capella University contract liabilities at fair value as a result of the Company's merger with Capella Education Company.
(2)	Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with Capella Education Company.
(3)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company.
(4)

Reflects charges for the impairment of goodwill and intangible assets of $0.3 million and $19.6 million related to the Company’s acquisition of The New York Code + Design Academy during the three and twelve months ended December 31, 2018, respectively, as well as adjustments to the Company’s reserve for leases on facilities no longer in use of $0.3 million during the three and twelve months ended December 31, 2018.

(5)	Reflects income recognized from the Company's investments in partnership interests and other investments.
(6)

Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 27.1% and 28.0% for the three months ended December 31, 2018 and 2019, respectively, and adjusted effective income tax rates of 25.6% and 27.8% for the twelve months ended December 31, 2018 and 2019, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2019	2018	2019
Revenues:
Strayer University	$127,461	$142,226	$471,104	$527,032
Capella University	111,126	117,902	154,918	455,320
Non-Degree Programs	3,516	3,644	8,163	14,785
Consolidated revenues	242,103	263,772	634,185	997,137

Adjustments to consolidated revenues:
Strayer University	—	—	—	—
Capella University	2,534	—	28,748	—
Non-Degree Programs	—	—	—	—
Total adjustments to consolidated revenues	2,534	—	28,748	—

Adjusted revenues by segment:
Strayer University	127,461	142,226	471,104	527,032
Capella University	113,660	117,902	183,666	455,320
Non-Degree Programs	3,516	3,644	8,163	14,785
Adjusted consolidated revenues	$244,637	$263,772	$662,933	$997,137

Income (loss) from operations:
Strayer University	$23,974	$37,864	$68,188	$106,132
Capella University	20,666	25,063	6,340	88,981
Non-Degree Programs	(1,790)	(73)	(5,920)	(991)
Amortization of intangible assets	(15,416)	(15,416)	(25,694)	(61,667)
Merger and integration costs	(7,954)	(10,225)	(45,745)	(21,923)
Fair value adjustments and impairment of intangible assets	(605)	—	(19,909)	—
Consolidated income (loss) from operations	18,875	37,213	(22,740)	110,532

Adjustments to consolidated income (loss) from operations:
Contract liabilities adjustment	2,534	—	28,748	—
Amortization of intangible assets	15,416	15,416	25,694	61,667
Merger and integration costs	7,954	10,225	45,745	21,923
Fair value adjustments and impairment of intangible assets	605	—	19,909	—
Total adjustments to consolidated income (loss) from operations	26,509	25,641	120,096	83,590

Adjusted income (loss) from operations by segment:
Strayer University	23,974	37,864	68,188	106,132
Capella University	23,200	25,063	35,088	88,981
Non-Degree Programs	(1,790)	(73)	(5,920)	(991)
Total adjusted income (loss) from operations	$45,384	$62,854	$97,356	$194,122

Operating margin
Strayer University	18.8%	26.6%	14.5%	20.1%
Capella University	18.6%	21.3%	4.1%	19.5%
Non-Degree Programs	(50.9%)	(2.0%)	(72.5%)	(6.7%)
Adjusted operating margin
Strayer University	18.8%	26.6%	14.5%	20.1%
Capella University	20.4%	21.3%	19.1%	19.5%
Non-Degree Programs	(50.9%)	(2.0%)	(72.5%)	(6.7%)

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2019	2018	2019

Net income (loss)	$22,455	$28,537	$(15,671)	$81,138
Provision (benefit) for income taxes	(1,825)	11,173	(3,468)	42,586
Other income	(1,755)	(2,497)	(3,601)	(13,192)
Depreciation and amortization	25,436	25,999	54,543	104,861
EBITDA (1)	44,311	63,212	31,803	215,393
Stock-based compensation	3,781	3,085	13,291	11,790
Merger and integration costs (2)	7,954	10,225	45,011	21,525
Fair value adjustments and impairment of intangible assets (3)	605	—	20,798	—
Contract liability adjustment (4)	2,534	—	28,748	—
Adjusted EBITDA (1)	$59,185	$76,522	$139,651	$248,708
(1)

Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.

(2)

Reflects transaction and integration charges associated with the Company's merger with Capella Education Company. Excludes $0.7 million and $0.4 million of depreciation and amortization expense for the twelve months ended December 31, 2018 and 2019, respectively, and includes $2.2 million and $0.4 million of stock-based compensation expense for the twelve months ended December 31, 2018 and 2019, respectively.

(3)

Reflects adjustments to the value of purchase consideration, charges for the impairment of intangible assets related to the Company's acquisition of The New York Code + Design Academy, and adjustments to the Company's reserve for leases on facilities no longer in use.

(4)	Reflects a purchase accounting adjustment to record Capella University contract liabilities at fair value as a result of the Company's merger with Capella Education Company.

Contacts

Terese Wilke
Manager, Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com